Exhibit 2.1

AMENDMENT NO. 5 TO BUSINESS COMBINATION AGREEMENT

This AMENDMENT NO. 5 TO BUSINESS COMBINATION AGREEMENT (this “Amendment”), dated as of June 11, 2024, is made and entered into by and among (i) Catcha Investment Corp, a Cayman Islands exempted company limited by shares (“Catcha”), (ii) Crown LNG Holding AS, a private limited liability company incorporated under the laws of Norway (the “Company”), and (iii) Catcha Holdings LLC, a Cayman Islands limited liability company (the “Sponsor”; together with Catcha and the Company, the “Parties” and, each, a “Party”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Business Combination Agreement (as defined below).

WHEREAS, (i) Crown LNG Holdings Limited, a private limited company incorporated under the laws of Jersey, Channel Islands (“PubCo”), (ii) CGT Merge II Limited, a Cayman Islands exempted company limited by shares (“Merger Sub”), (iii) Catcha, and (iv) the Company are parties to that certain Business Combination Agreement, dated as of August 3, 2023 (as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3, and Amendment No. 4 (each as defined below), the “Business Combination Agreement”);

WHEREAS, the Parties previously entered into Amendment No. 1 to Business Combination Agreement on October 2, 2023 (“Amendment No. 1”), Amendment No. 2 to Business Combination Agreement on January 31, 2024 (“Amendment No. 2”), Amendment No. 3 to Business Combination Agreement on February 16, 2024 (“Amendment No. 3”), and Amendment No. 4 to Business Combination Agreement on May 21, 2024 (“Amendment No. 4”);

WHEREAS, pursuant to Section 12.8 of the Business Combination Agreement, the Business Combination Agreement may be amended by execution of a written instrument signed by the Parties; and

WHEREAS, each Party agrees to amend the Business Combination Agreement in certain respects as described in this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

ARTICLE 1

AMENDMENT

Section 1.1 Effective as of the date of this Amendment, Section 10.1(b) of the Business Combination Agreement is hereby deleted in its entirety and shall be replaced with the following:

“(b) by written notice by either Catcha or the Company to the other Parties, if any of the conditions to the Closing set forth in Article IX have not been satisfied or waived by June 28, 2024 (the “Outside Date”); provided, however, the right to terminate this Agreement under this Section 10.1(b) shall not be available to a Party if the breach or violation by such Party or its Affiliates of any representation, warranty, covenant or obligation under this Agreement was the cause of, or resulted in, the failure of the Closing to occur on or before the Outside Date;”

Section 1.2 Effective as of the date of this Amendment, Section 10.1(j) of the Business Combination Agreement is hereby deleted in its entirety and shall be replaced with the following:

“(j) by written notice to Catcha by the Company in the event that prior to June 28, 2024, the Parties shall not have received notice from NASDAQ, NYSE American, or another national securities exchange acceptable to the Company in its sole discretion, that the PubCo Common Stock shall be approved for listing upon the Closing;

ARTICLE 2

MISCELLANEOUS

Section 2.1 Each Party hereby agrees that, except as specifically provided in this Amendment, the Business Combination Agreement shall remain in full force and effect without any other amendments or modifications.

Section 2.2 The provisions of Article XII of the Business Combination Agreement are hereby incorporated into this Amendment by reference and shall be applicable to this Amendment, mutatis mutandis, for all purposes.

* * * * *

IN WITNESS WHEREOF, each Party has caused this Amendment to be duly executed on its behalf as of the day and year first above written.

CATCHA INVESTMENT CORP

By:	/s/ Patrick Grove
	Name:	Patrick Grove
	Title:	Chief Executive Officer

CATCHA HOLDINGS LLC

By:	/s/ Patrick Grove
	Name:	Patrick Grove
	Title:	Manager

[Signature Page – Amendment No. 5 to Business Combination Agreement]

IN WITNESS WHEREOF, each Party has caused this Amendment to be duly executed on its behalf as of the day and year first above written.

CROWN LNG HOLDING AS

By:	/s/ Joern Husemoen
	Name:	Jørn S. Husemoen
	Title:	Chief Financial Officer

[Signature Page – Amendment No. 5 to Business Combination Agreement]

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